Exhibit 10.79.1

                                      LEASE



BETWEEN THE UNDERSIGNED:

MAJORQUE, a Limited Liability Company with capital of 1,000,000 Francs, headquartered in Wissous (91320), 18 avenue Ampere, recorded with the Register of Commerce and Companies of Evry under No. B 420 026 387, represented by its Manager, Ms. Emily Benharrous.

                                                           Hereinafter "LESSOR,"

                                                        PARTY OF THE FIRST PART,

AND:

INTER PARFUMS, a corporation with capital of 45,515,720 Francs, with headquarters at 4 Rond-Point des Champs-Elysees, 75008 Paris, recorded with the Register of Commerce and Companies of Paris under No. B 350 219 382, represented by Mr. Philippe Benacin, Chairman of the Supervision Board, duly authorized for this instrument.

                                                           Hereinafter "LESSEE,"

                                                       PARTY OF THE SECOND PART,

THE FOLLOWING HAS BEEN ESTABLISHED:

Lessor leases and rents, pursuant to the provisions of decree No. 53-960 of September 30, 1953, as amended, to Inter Parfums, which the latter accepts, the premises described below, in a building located in Paris 8th (arrondissement), 18 avenue Franklin Roosevelt.

ARTICLE 1 - DESCRIPTION

In the building located in Paris 8th (arrondissement), 18 avenue Franklin Roosevelt, on the 1st floor:

- A space including ten offices, a kitchen, a file room, two toilets (one of which double), an entrance. Individual electric heating.

As these spaces arise from the enclosed plan (Addendum 1).

As said premises exist and are, without any exception or reservation, without need of more ample description since Lessee declares that it knows them, having seen and visited them for the purpose hereof. The parties agree that the leased premises form an indivisible whole.

ARTICLE 2 - TERM

This lease is granted and accepted for a term of nine years, from April 7, 2000.

Lessee may cancel at the end of each three-year period, under the conditions set forth in the decree of September 30, 1953.

Given the renovations necessary in these premises, Lessor grants a two-month grace period for the rent and charges, so that the first payment of rent and charges will take place on June 7, 2000.


ARTICLE 3 - OBTAINING ENJOYMENT AND STATEMENT OF THE CONDITION OF THE PREMISES

The premises will be taken as they are on the beginning date of enjoyment, whereby Lessee may not require repairs or work of any nature throughout the term of the lease.

Throughout the term of the lease, Lessee must make all tenant repairs.

At the end of the lease, the leased premises must be returned in perfect tenant repair condition.

Lessee may not require any renovation, any claim or any work, and may not exercise any remedy against Lessor due to cases of force majeure and any other causes of any type in connection with the condition of the premises.

Lessee will pay for all fitting out work, installations and construction ordered by a law or regulation in matters of hygiene or safety on the premises themselves.

ARTICLE 4 - UTILIZATION OF THE PREMISES

Lessee may not give the premises any utilization other than that set forth in this lease, to wit:

                                    SALE OF COSMETIC PRODUCTS

Lessee must permanently engage in the aforementioned activities on the premises.




                                   [initials]

ARTICLE 5 - CHARGES AND CONDITIONS

In addition, this lease is executed under the following charges and conditions which Lessee pledges to perform and accomplish under penalty of any damages and even cancellation if Lessor so chooses:


         1) Lessee must furnish and keep furnished the leased premises with equipment, merchandise, furniture and movables, in sufficient quality and value to cover the payment of the rent and the performance of the conditions of the lease.

         2) Lessee may not close the leased premises, which must remain open for the aforementioned commercial activity throughout the term of the lease and until its expiration, except in case of force majeure or Lessee's need to do work that requires closing.

         3) It will keep the premises in good tenant repair conditions throughout the term of the lease and will do at its own expense all works or repairs of any nature which are or may become necessary, including those that may arise from a regulatory obligation, so that at the end of the lease, it may return them in good tenant repair condition.

It is also agreed that, should the administration or any authority whatsoever require, at a certain time, a modification and/or utilization of the space, even if such requirement follows a case of force majeure, all charges and consequences of this modification and/or utilization will be fully paid by Lessee, which pledges to do so. However, Lessee may not be obligated to do the work necessary for such modification and/or utilization of the space.

         4) Lessee pledges to maintain and replace, at its expense, any amount of work and repairs (including due to old age) all installations, pipes, devices, closures and, more generally, all elements furnishing or making up the leased premises, without exception.

Lessee agrees that, should it fail to do all work related to maintenance, repair and replacement in its charge, Lessor may do such work and repairs in its place and stead, thirty days after sending a registered letter with return receipt requested, which remains without response, except in emergencies; Lessee pledges to reimburse the actual cost thereof, including all related expenses and fees within fifteen days from receipt of Lessor's statement.

         5) It will enjoy the premises as a good head of family, in accordance with the utilization indicated above, and may not, in any case, do or cause anything to be done that may deteriorate them; it must immediately notify Lessor of any damage caused to the entire property and all damage or deterioration produced on the leased premises.

         6) It must remove without delay all frames and decoration as well as all installations done by it and that need to be removed in order to seek and repair leaks of all types, cracks in smoke or ventilation stacks, especially after a fire or leak, and in general, for the execution of work, provided such search is proven to be justified.

                                   [initials]

It may not invoke in any manner the liability of Lessor if the public water or electricity services are interrupted in the building following repairs or other causes.

         7) Lessee may not engage on the leased premises in any construction or demolition concerning the masonry of the building, nor piercing of walls, partitions or floors, without express written consent from Lessor, whereby the work authorized by the latter must be done under the supervision of its architect, whose fees will be paid by Lessee.

The work authorization must be materialized in three acts:

o        a precise description
o        a modification plan mentioning the current condition
o        the insurance policies necessary for the realization of the work which must be signed and approved by Lessor.

However, at the time of the request for authorization, Lessor may condition its agreement on the restoration of the premises to their original state.

         8) All embellishments, constructions, modifications, improvements, installations and decorations of any type done by Lessee on the leased premises during the term of the lease, remain, at the end of the lease, at any time and under any status, property of Lessor, without any indemnity for Lessee, including electric installations, air conditioning units in their entirety, and all other elements of equipment possibly installed on the leased premises, without limitation.

Lessee will allow, without remedy against Lessor, the work executed in the building, on the public road, or in neighboring buildings, even if they constitute a nuisance for its operation.

         9) Lessee must pay for any modification of the incoming pipe, replacement of the meter or internal installations that may be required by the distributors of water, electricity, heating or air conditioning.

In particular, in the event or installation of a lost water air conditioning system, it pledges to install a separate meter at its own expense.

         10) Lessee must comply with all charges, city regulations, police and road regulations and do nothing that may trouble the tranquility or cause a trouble of enjoyment to the neighbors and to the inhabitants of the building, especially due to noise, odors, smoke, etc., whereby the owner declines any liability in this regard.

         11) It must rigorously comply, in the operation of its activity, with laws, regulations and administrative prescriptions, and must take upon itself, if applicable, any modifications or installations that may be required by the administration or health services so that Lessor may never be preoccupied in this regard.

[initials]

         12) It must take all necessary precautions to avoid all noises, odors, and smoke and to prevent the existence of any harmful animals or insects.

It must continuously supervise its personnel and assure their correct behavior.

It will allow the installation and passage of all water, gas, electricity, and heating pipes, all ducts regardless of their location, apparent or not found on the leased premises and its accessories or appurtenances, to the entire extent required, not only for the service of its own premises, but for the service of the building.

         13) All tenant repairs concerning the leased premises, including repairs and replacements that become necessary during the lease, in glass and mirrors, shutters, glass panes, chutes, water chutes, etc., will be paid by Lessee. It will have the obligation to maintain everything in good cleanliness, maintenance and operating condition.

         14) Lessee may not claim from Lessor damages or rent reduction for leaks, floods, water damages or infiltrations of any type produced on the leased premises for any reason whatsoever.

         15) Lessee must allow Lessor, its agent, and any person bearing the authorization of Lessor to visit the leased premises whenever they deem fit, especially in the event of work or repairs or during six months before the end of this lease; with the understanding that Lessor must notify Lessee sufficiently in advance and in writing, and take all necessary steps to interfere as little as possible with its activity. Furthermore, Lessee must allow Lessor, its agent, or any person bearing the authorization of Lessor to visit the leased premises whenever they deem fit in the event of sale of the building, during three months after the building is put on the market.

         16) Lessee will insure and keep insured throughout the term of the lease against the risks of fire and explosion, implosion, glass breakage, as well as tenant risks, remedy of third parties and neighbors, water damages, without limitation to this list, the furniture, movables, equipment and merchandise found on the leased premises. The mirrors and glass in the space are not insured together with the building.

It must regularly pay premiums and prove such payment at the first request of Lessor.

Concerning more particularly the operation of the premises, Lessee must insure it pursuant to applicable administrative and legal regulations.

Lessee will insure the leased premises at their reconstruction value.

17) Liability and remedy:

Lessee and its insurers expressly waive any remedy and action against Lessor and its insurers, either due to the total or partial destruction of its equipment, furniture, movables and merchandise and, more generally, any objects belonging to it or in its possession for any reason whatsoever, or for their deterioration or for deprivation of enjoyment of the premises, and even in the event of total or partial loss of its business, including the intangible elements related to such business.

Reciprocally, Lessor and its insurers expressly waive any remedy and actions to which they may be entitled against Lessee and its insurers, in the event of damage of any type, direct or indirect, incurred by the leased premises, equipment or furniture made available to Lessee, as well as for loss of rent, trouble of enjoyment, or loss of operation caused to third parties that may arise therefrom.

                                   [initials]

Furthermore, Lessee declares that it waives any remedy against Lessor and its insurer/s.

- In the event of damage, fire, theft, water damage, humidity or any other circumstance affecting its own assets and the assets that may be considered real estate by nature, by utilization or by incorporation, installed at its expense, whereby Lessee must take insurance against such risks,

- In the event of theft or other criminal act to which Lessee may be victim in the premises,

- In the event of notification, interruption, or elimination of the security guard of the building,

- In the event of interruption or untimely operation in water, gas, electricity, air conditioning service or, in general, in the event of interruption or stoppage, even prolonged, for a cause beyond the control of Lessor, in fluid service, heating, or any elements of the common equipment of the building,

Lessee also waives claims against Lessor, in the event of material or intangible damage not intentionally caused by Lessor, indemnity for deprivation of enjoyment or loss of operation due to the total or partial interruption of its operation for any reason whatsoever.

         18) Lessee will pay exactly the taxes, professional tax, and in general, all taxes, contributions, and dues payable by it, and for which Lessor may be responsible for any reason. It must prove such payment to Lessor at any request.

It will also pay the land tax for the leased premises and any new taxes concerning the premises that may be required by the Tax Administration, even if normally such taxes are paid by Lessor.

It will also pay the lease fee and the additional lease fee tax if Lessor does not maintain its VAT option.

         19) Lessee will be obliged to pay, from the effective date of the lease, to Lessor or its manager, its share of all charges, services or expenses or the building, including the taxes and dues related to the building, such as sweeping tax, tax for removal of household garbage and industrial or commercial waste, land taxes and related taxes, as well as any new tax or those replacing them.

[handwritten] land tax ~14,000 Francs
                        -------------

         20) Finally, it will pay directly its consumption of electricity, water, heating, and the expenses of all telephone subscriptions, taxes, and cost of all communications.

         21) Lessee must not cause the installation of any sign or advertising plaque on the facade of the leased premises, nor modify the exterior appearance of the building by installing awnings, canopies, blinds, signs, etc., without authorization from Lessor, the Administration concerned, and the condominium.

Should Lessee wish to install a commercial plate, it must be in accordance with the appearance of the building, installed next to the existing one, in the same size and style as the latter, at Lessee's exclusive expenses and with prior approval.

                                   [initials]

It will pay the cost of any tax or royalty related to these signs.

         22) Lessee may not request a reduction of rent or indemnity in the event of suppression, interruption or poor operation of the various services of the building (heating, water, electricity, etc.), regardless of their cause and duration.

         23) Lessee pledges to move in and move out most of its furniture through the windows of the leased space.

ARTICLE 6 - TRANSFERS - SUBLEASES

Lessee may not transfer the enjoyment of the leased premises to any party, in any form, even temporarily, be it free of charge and precarious, and may not sublease all or part of the premises or place its business under lease management.

However, Lessee may sublease or domicile one or several companies legally belonging to the same group as Lessee on the leased premises. To do so, it must submit the company or companies to Lessor, by registered letter with acknowledgment of receipt, for approval.

Such approval must be the object of a written confirmation and agreement between the parties, to wit: Lessee, Lessor, and the subLessee or subLessees.

In any event and at any time, the subLessee or subLessees may not claim direct or indirect rights against Lessor, whereby Lessee remains the sole guarantor, jointly liable for the charges and conditions of this lease.

It is specified that the subLessee or subLessees will not have at any time any right or any occupancy title enforceable against Lessor at the end of the lease.

Lessee may not transfer its right in this lease other than in whole to the buyer of its entire business, which will perform all activities described in the lease, with obligation to call the Lessor to participate in the transfer, under penalty of nullity of the transfer granted in violation of this clause, and even cancellation of this lease, if Lessor so chooses.

Lessee will remain joint ly and severally guarantor with its transferee and all subsequent transferees for the payment of rent, charges accrued or yet to accrue, and for the performance of the conditions hereof.

To be valid, any transfer must be instrumented in the presence of Lessor or after duly inviting Lessor to participate.

A registered copy of the transfer document must be given to Lessor at no charge, within 15 days from the transfer.

Lessee must send to Lessor, by registered letter with acknowledgment of receipt, the draft transfer instrument in its entirety, indicating in particular, under penalty of nullity of the notification, the name and address of the buyer, the price, payment terms and, in general, all the conditions of the planned transfer, as well as the places, day and time scheduled for the execution of this transfer, which may not take place less than one month after receipt of this notification.

                                   [initials]

Said draft will be signed by the candidate buyer, with the mention that the draft is signed as a simple declaration of intent. If the parties executed binding agreements, even with the suspensive condition of settlement of the preferred rights and settlement of creditors' rights, the above notification must include the termination of the entire said instrument.

Lessor will have the right, within one month from receipt of said notification, to inform Lessee in the same manner, in accordance with the preferred right recognized to it, under equal conditions of its decision to use this right for its own profit or for any individual or artificial person it wishes to substitute.

In the event of exercise of the preferred right, the transfer must then be settled within fifteen days.

The preferred right so defined will be imposed under the same conditions to the successive buyers during the entire term of the lease, its extension, or renewals.

The formal condition above, and, in particular, the provisions concerning the preferred right, will apply to all transfers regardless of their form and method; transfers for payment or free of charge, transfer or contribution of the lease right and business, amicable or court-ordered transfer.

ARTICLE 7 - INTERNAL REGULATION - CONDOMINIUM REGULATION

In the interest of the security, hygiene, good order and cleanliness of the building, Lessee pledges that its behavior will be peaceful and to comply, in addition to municipal and prefectural decisions, with all orders that may be given to it by Lessor. It may not engage on the leased premises in any public sale of furniture or other objects.

It must not use any device or machine which, by noise, odor, humidity, or trepidations would be of a nature to bother the other tenants, the neighbors or to damage the building.

It must pay all city and police charges, foreseen or unforeseeable, usually paid by tenants, and comply with police regulations.

Lessee must deposit its personal garbage in the containers installed for this purpose in the building.

Furthermore, it is formally agreed that neither Lessor nor its employees will be responsible for theft, embezzlement, robbery, or attempts of such crimes against the tenant and the resulting damage, including to the real estate assets, and that Lessor will not take any responsibility for the personal services requested by Lessee from its employees, such as commission, communications, other than in connection with the keys, cash, or objects held by them on behalf of the tenants or third parties.

By express  agreement,  Lessor declines  responsibility  as of now,  pursuant to article 1725 of the Civil Code for any damage or trouble of enjoyment that may be caused to Lessee because of third parties; Lessee waives any remedy against it and may exercise directly its remedy, if it so chooses, against the authors of the trouble, whereby, in addition, Lessor hereby subrogates it in its rights and actions in relation to this issue.



                                   [initials]

In the event of absence, it must leave the keys of the premises with a person designated by it to Lessor, so that in the event of accident, fire, water or gas leak, work, or any other reason, it may be possible to access the leased premises and that, in the event of loss, all necessary precautions may be taken immediately.

ARTICLE 8 - MAIN RENT

This lease is granted and accepted for an annual rent of 587,500 FRANCS (FIVE HUNDRED EIGHTY-SEVEN THOUSAND FIVE HUNDRED FRANCS) not including charges and taxes, which Lessee pledges to pay with the related value added tax, by quarter and on maturity. The quarters begin on the first day of January, April, July and October.

ARTICLE 9 - TRANSITION TO THE SINGLE EUROPEAN CURRENCY

As needed and pursuant to the general principles of monetary law, receivables of amounts of money, expressed and/or payable in French Francs hereunder, will be ipso jure considered expressed and/or payable in the single European currency when the Franc stops being legal or, more generally, is replaced by the single European currency pursuant to community and/or national regulations.

The rate and conditions for the conversion of the French Francs will be those resulting from the application of the provisions of article 109-L of the Treaty of the European Union.

Of course, the replacement of the French Franc by the single European currency will not cause an innovation or breach between the parties, even if, for technical reasons, the National Construction Cost Index published by INSEE is replaced by a substitution index or a similar or equivalent index.

ARTICLE 10 - SLIDING SCALE CLAUSE

The rent established above will be automatically revised each year on the due date and for the first time on April 1, 2001, upwards or downwards and in the exact proportion of the variation of the Construction Cost Index published by INSEE whereby the contractually chosen base index is that of the third quarter of 1999 (1080), so that the first revision on April 1, 2001 will be based on the variation of the indexes of the third quarter 1999 and third quarter 2000.

For the following years, the comparison index used to calculate the revision will be the index of the third quarter of the year preceding the revision and the base index, the index of the third quarter of the year preceding the comparison index.

If, for any reason, the index published by INSEE becomes inapplicable, the parties agree to replace it by a new equivalent index which will be determined, in the absence of agreement, by order upon request of the President of the Court of First Instance of Paris.

The rent indexation clause constitutes an essential and decisive clause without which Lessor would not have contracted.

                                   [initials]

ARTICLE 11 - PAYMENT OF THE RENT

Lessee pledges to pay the rent and its incidentals to Lessor, on the four due dates during the year, on the first day of January, April, July and October.

For this purpose, Lessee pledges to pay to Lessor the amount established by the latter as down payment on charges, services, supplies, taxes and others. At the end of the year, i.e., December 31 of each year, a final statement will be issued with the due date notice of June, and any possible excess paid will be reimbursed.

Lessor pledges to communicate to Lessee, at the first request of the latter, any receipt related to the final statement of charges. In the event of assignment of the lease during the year, the final statement will be issued with the results of the prior year and projections for the current year.

In the event of dispute, the payments made by Lessee will be applied by Lessor in the following order:

- expenses for collection and proceedings

- damages

- interest

- security deposit and adjustment of the security deposit

- receivables for rent or occupancy indemnities; concerning these items, the application will be made by Lessor with priority from the amounts that are not contested

- adjustment in the working capital fund

- provision on common charges

Within  each  of  these  items,   priority  will  be  given  to  accessories  or
appurtenances over the main space.

ARTICLE 12 - SECURITY DEPOSIT

As a surety and guarantee for the performance of the obligations of all types arising from this lease for Lessee, the latter pays today the amount of 146,875 Francs corresponding to three months of rent in the first year.

This amount will be kept by Lessor during the entire term of the lease until full and final payment of any indemnity of any nature Lessee may owe to Lessor at the end of the lease and when it vacates the premises.

This amount will not produce interest.

In the event of cancellation of the lease for non-performance of these conditions or for any cause imputable to Lessee, such guarantee payment will remain in the hands of Lessor as first damages, without prejudice to all others.

                                   [initials]

It is expressly agreed that, in the event of variation in rent under the above clause, the amount paid as security deposit must be matched to the new rent, so that the security deposit is always in an amount equal to three months of rent. Lessee will pay, when paying the first increased rent, the amount necessary to replenish the deposit, and in the event of reduction of the rent, Lessor will refund to Lessee the amount in excess.

In addition, in the case of Lessor's debt, it must be offset against any receivables arising from this lease possibly held by Lessor against Lessee, and then, in the event of a settlement or court-ordered liquidation, Lessor has grounds to offset the amount of such security deposit against any amounts liable to be declared by it as receivables, whereby the modification does not change the nature of the receivables or the possible privileges attached thereto.

ARTICLE 13 - COMMON CHARGES OF THE BUILDING

Lessee will pay charges by paying a provision calculated quarterly, based on the prior charges. These provisions will be deducted from the actual charges calculated annually.

For the first year, the provision is of 52,875 FRANCS (FIFTY-TWO THOUSAND EIGHT HUNDRED SEVENTY-FIVE FRANCS), the VAT being billed separately.

Lessee's contribution to charges will be calculated on the basis of the current distribution of the building, i.e., 261 square meters for the lot concerned of the general common parts of the building, out of a total of 2,061 square meters.

It is specified that the charges correspond:

-        to all the taxes of the building, including land tax,

- to the services rendered by Lessor related to the building as well as condominium charges in full, not including the work referred to in article 606 of the Civil Code,

- to expenses for equipment, upkeep, cleaning, maintenance, repair, refurbishing, replacements, renewal, reconstruction, monitoring, security guards, security, bringing up to Code, improvement, even if such work is caused by the old age of the building or unless they concern the cases referred to in article 606 of the Civil Code, management of the common parts, without limitation thereto,
-        to the expenses and fees of the building manager,

so that the rent received by Lessor is net and free of any expenses.

The provisions will be paid quarterly under the conditions and on the dates of payment of the rent.

If, at the end of the quarter, the provision paid is lower than the previous charges, Lessee pledges to reimburse, at Lessor's first request, all amounts that become necessary to compensate the amount of the real charges.

Lessor will issue an annual statement of accounts. Consequently, it pledges to give Lessee an exact statement of the tenant charges for the past year, sent to Lessee within six months from the end of said year, whereby each year taken into consideration is a calendar year.

                                   [initials]

This statement, after being certified by the manager of the building, will be final both for Lessor and for Lessee.

If, at the end of the year, the provisions paid are lower than the actual charges, Lessee pledges to reimburse, at Lessor's first request, all amounts necessary to compensate the total amount of the actual charges. Excess amounts paid are deducted from the provisions of the current year.

If, for any reason, Lessee must leave the premises hereunder, the amount corresponding to the statement of provisions paid by Lessee until its departure and the charges actually paid by Lessor until that time, will be issued ipso jure, with deduction from the security deposit, as set forth herein.

ARTICLE 14 - PENALTY CLAUSE

Any amount owed by Lessee for charges, under the clauses and conditions hereof, will be automatically increased by 10% if the payment is not made within 10 days after the notice sent by Lessor either by extrajudicial act or by registered letter, with return receipt requested.

ARTICLE 15 - OCCUPANCY INDEMNITY

In the event that, in spite of a decision establishing the application of the cancellation clause, or the cancellation of the lease, Lessee refused to vacate the premises, it will owe an occupancy indemnity established on the basis of the last contractual rent plus 50% until the actual release of the leased premises.

ARTICLE 16 - RESOLUTORY CLAUSE

Should Lessee fail to pay any of the charges and comply with the conditions of the lease or to pay on the due date even a single rent, partially or in full, or should it fail to pay rent incidentals, the amount of the penalty clause, the amount of the occupancy indemnity, all overdue amounts arising from a court decision, especially by revision or renewal, including court established interest on these additions to overdue rent, all other contractual interest, additions to the security deposit and, in general, should it fail to pay any amounts owed by application hereof, the lease will be cancelled ipso jure and without any judicial formality one month after a notice to pay or a summation to pay which remains without effect during this term, containing Lessor's declaration of intent to use the benefit of this clause.

In all events, should Lessee refuse to leave the premises, although the lease is cancelled ipso jure, its eviction may be ordered by simple order or referral rendered by the President of the Court of First Instance which will be executory provisionally based on the original judgment.

ARTICLE 18 - TOLERANCES - LOCAL USAGE

No tolerance from Lessor may create a right for Lessee or a derogation hereto.

                                   [initials]

                                       17
For all aspects not set forth, reference is made to the law and local usages.

ARTICLE 19 - ELECTION OF DOMICILE

For the performance hereof, the parties elect domicile, to wit:

         - Lessor at its domicile or headquarters, - Lessee on the leased premises.

Lessee pledges to inform Lessor of any change of its headquarters.



Issued in two originals,
On 13 pages and 1 addendum
In Paris, 03/31/2000


                  LESSEE                                      LESSOR

                  [signature]                                [signature]





ENCLOSURES: Plans of the premises